EXHIBIT 11
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                           ALCO STANDARD CORPORATION
                   COMPUTATIONS OF EARNINGS (LOSS) PER SHARE
               (in thousands, except earnings (loss) per share)

                                                                                  1994                             1993
                                                                         ------------------------        ------------------------
                                                                                           Fully                           Fully
                                                                          Primary         Diluted(1)      Primary         Diluted(1)
                                                                         --------        --------        --------        --------
Three Months Ended June 30
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Average Shares Outstanding
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Common shares                                                              53,915          53,915          46,816          46,816
Preferred stock
   Considered common equivalents                                                                               34              34
Options                                                                                                       809             833
                                                                         --------        --------        --------        --------
   Total shares                                                            53,915 (2)      53,915 (2)      47,659          47,683
                                                                         ========        ========        ========        ========

Income (Loss)
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Net Income (Loss)                                                        $(48,306)       $(48,306)       $ 30,704        $ 30,704
Less: Preferred dividends                                                   2,893           2,893           2,893           2,893
                                                                         --------        --------        --------        --------
Net income (loss) available to common shareholders                       $(51,199)       $(51,199)       $ 27,811        $ 27,811
                                                                         ========        ========        ========        ========

Earnings (Loss) Per Share                                                  ($0.95)         ($0.95)          $0.58           $0.58
                                                                           ======          ======           =====           =====

Nine Months Ended June 30
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Average Shares Outstanding
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Common shares                                                              52,023          52,023          46,509          46,509
Preferred stock
   Considered common equivalents                                                6               6              57              57
Options                                                                       999           1,091             680             909
                                                                         --------        --------        --------        --------
   Total shares                                                            53,028          53,120          47,246          47,475
                                                                         ========        ========        ========        ========

Income
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Continuing Operations                                                    $ 21,569        $ 21,569        $ 85,003        $ 85,003
Discontinued Operations                                                                                     3,218           3,218
                                                                         --------        --------        --------        --------
Income before cumulative effect of changes in accounting principles        21,569          21,569          88,221          88,221
Cumulative effect of
   Postretirement benefits other than pensions, net of income taxes        (1,421)         (1,421)
   Income taxes                                                             1,421           1,421
                                                                         --------        --------        --------        --------
Net Income                                                                 21,569          21,569          88,221          88,221
Less: Preferred dividends                                                   8,679           8,679           6,107           6,107
                                                                         --------        --------        --------        --------
Net income available to common shareholders                              $ 12,890        $ 12,890        $ 82,114        $ 82,114
                                                                         ========        ========        ========        ========

Earnings Per Share
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Continuing operations                                                       $0.24           $0.24           $1.67           $1.66
Discontinued operations                                                                                      0.07            0.07
                                                                         --------        --------        --------        --------
Before cumulative effect of changes in accounting principles                 0.24            0.24            1.74            1.73
Cumulative effect of
   Postretirement benefits other than pensions, net of income taxes         (0.03)          (0.03)
   Income taxes                                                              0.03            0.03
                                                                         --------        --------        --------        --------
                                                                            $0.24           $0.24           $1.74           $1.73
                                                                         ========        ========        ========        ========

(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)
     (11) although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.
(2) Preferred Stock which are considered common equivalents and stock options are excluded because the effect would be anti dilutive and result in a lower loss per share.